SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (the "Agreement"), is entered into as of the ____ day of August, 2000, by and between Worldnet Resources Group, Inc., a Utah corporation of 4052 Del Rey Avenue, Suite 108, Marina Del Rey, CA 90292 ("WNRG") and EnterTech Media Group, Inc., a Nevada corporation of 4929 Wilshire Boulevard, Suite 830, Los Angeles, CA 90010 ("EnterTech") hereinafter referred to collectively as the "Parties".

                                RECITALS OF FACT

A.  EnterTech possesses expertise in the entertainment industry.

B.  WNRG possesses expertise in the Internet and Video Streaming.

C. The Parties desire to:

(1) Exchange a number of ordinary common shares with one another (the "Shares") as detailed in Schedule "A" and; (2) Appoint a single Director to each of the others Board of Directors and; (3) Work together to meet the objectives outlined below.

                  Now  therefore,   in   consideration   of  the  covenants  and
conditions of this Agreement the parties agree as follows:

                  1.  Exchange of Shares.
                      ------------------
                  The Parties agree to issue the necessary share certificates within 3 working days of entering into this Agreement and to provide each other with copies of the relevant Board Minutes evidencing their proper issuance.

                  2. Directors.
                     ---------
                  Each of the Parties shall have the right to have one person serving on the Board of Directors of the other Party. Any nominated individuals will require the approval of the Board of Directors of the company to whose Board they are nominated and such approval shall not be unreasonably withheld. Mark
                  Tolner shall be the initial appointee to the Board of Directors of WNRG and Stephen Brown shall be the initial appointee to the Board of Directors of EnterTech and each are hereby approved in all respects by the Parties.

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                  3. Public Announcement.
                  -----------------------
                  The Parties hereby agree to announce this Agreement within a period of seven working days by way of a press release the text of which shall be mutually approved.

                  4. Mutual Objectives.
                     -----------------
                  The Parties hereby agree to work together to further their general mutual objectives which include but are not limited to the following:

(4) The streaming of feature film and short films and related content to users of the Internet who visit websites operated by the Parties and;
(5) The exchange of relevant market information and expertise and;
(6) The mutual promotion of each of the Parties business models and interests.

                  5. Miscellaneous.
                     -------------

                              (a) Recitals. The statements contained in Recitals
                  shall be deemed representations and warranties or covenants and agreements, as the case may be, of the respective parties.

                              (b) Entire Agreement. This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by the party to be charged with the approval of its board of directors.

                              (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7), with a copy to each of the other parties hereto. Any notice given to any corporate party shall be addressed to the attention of its Corporation Secretary. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (of comparable act), except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

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                              (d) Waiver. Any waiver by any party of a breach of
                  any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                              (e) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties.

                              (f) Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                              (g) Headings.  The headings in this  Agreement are
                  solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                              (h) No Agency. Nothing contained in this Agreement
                  shall authorize, empower, or constitute either party the agent of the other in any manner; authorize or empower either party to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of the other; or authorize or empower either party to bind the other in any manner or made any representation, warranty, or commitment on behalf of the other.

                              (i)  Time.   Time  is  of  the   essence  of  this
                  Agreement.

                              (j)   Construction.   This   agreement   shall  be
                  construed and enforced in accordance with the laws of the State of California, excluding conflicts of laws.

                              (k) Expenses. Each party shall bear their own expenses incurred in connection with the negotiation, execution, Closing and performance of this Agreement, including counsel fees and accountant fees.

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    EnterTech Media Group, Inc.            Worldnet Resources Group, Inc.

    By: /s/ Mark Tolner                    By: /s/ Stephen Brown
    ------------------------------         --------------------------------
            Mark Tolner, President                 Stephen Brown, President

    Date: 8-10-00                          Date: 8-10-00
    -------------                          -------------

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   Schedule A

   Details of Shares to be exchanged by the Parties:

1. Worldnet Resources Group, Inc., shall issue 10,000,000 (ten million) new restricted ordinary common voting shares to EnterTech Media Group, Inc. WNRG agrees that 50% (fifty per cent) of these shall be included in the first registration statement after the date of this Agreement that it files with the SEC.

2. EnterTech Media Group, inc., shall issue 2,000,000 (two million) new restricted ordinary common voting shares to Worldnet Resources Group, Inc.

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